April 2015 Free Writing Prospectus Registration Statement No. 333-202524 Dated April 8, 2015 Filed Pursuant to Rule 433

Structured Investments

Opportunities in U.S. Equities

Trigger Jump Securities Based on the Performance of the Common Stock of Apple Inc.,
due April 21, 2017

Principal at Risk Securities

The Trigger Jump Securities, which we refer to as the securities, will offer the opportunity to earn a return based on the performance of the common stock of Apple Inc. Unlike ordinary debt securities, the securities do not pay interest and do not guarantee the return of any principal at maturity. Instead, if the final share price on the valuation date is greater than or equal to the initial share price, you will receive, in addition to the principal amount, a positive return on the securities equal to at least 31.50%, which we refer to as the upside payment. The actual upside payment will be determined on the pricing date. If the final share price is less than the initial share price, but greater than or equal to the trigger price, you will receive the stated principal amount of the securities. However, if the final share price on the valuation date is less than the trigger price, you will receive a payment that is less than the stated principal amount by an amount that is proportionate to the percentage decrease in the final share price from the initial share price. This amount will be less than $9 per $10 in stated principal amount of the securities, and could be zero. Accordingly, investors may lose their entire initial investment in the securities. The securities are for investors who seek an equity-based return and who are willing to risk their principal and forgo current income and appreciation above the fixed upside payment in exchange for the upside payment that only applies if the final share price is greater than or equal to the initial share price. All payments on the securities are subject to the credit risk of HSBC.

SUMMARY TERMS
Issuer:	HSBC USA Inc.
Reference stock:	The common stock of Apple Inc.
Aggregate principal amount:	$
Stated principal amount:	$10 per security
Issue price:	$10 per security
Pricing date*:	April 17, 2015
Original issue date*:	April 22, 2015 (3 business days after the pricing date).
Maturity date*:	April 21, 2017, subject to adjustment as described under “Additional Terms of the Notes—Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Stock-Linked Underlying Supplement.
Payment at maturity:

•     If the final share price is greater than or equal to the initial share price: $10 + upside payment

In no event will the payment at maturity exceed the sum of $10 and the upside payment.

•     If the final share price is less than the initial share price but greater than or equal to the trigger price: $10

•     If the final share price is less than the trigger price: $10 × share performance factor

This amount will be less than $9 per $10 in stated principal amount of the securities, and could be zero. You may lose all of your investment.

Interest:	None
Upside payment:	At least $3.15 per security (at least 31.50% of the stated principal amount). The actual upside payment will be determined on the pricing date.
Share performance factor:	final share price / initial share price
Trigger price:	90% of the initial share price
Initial share price:	The closing price of one share of the reference stock on the pricing date
Final share price:	The closing price of one share of the reference stock on the valuation date, as determined by the calculation agent, and as adjusted by the calculation agent as described under “Additional Terms of the Notes—Antidilution and Reorganization Adjustments” in the accompanying Stock-Linked Underlying Supplement.
Valuation date*:	April 18, 2017, subject to adjustment as described in “Additional Terms of the Notes—Valuation Dates” in the accompanying Stock-Linked Underlying Supplement.
Estimated initial value:	The estimated initial value of the securities will be less than the price you pay to purchase the securities. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market, if any, at any time. The estimated initial value will be calculated on the pricing date and will be set forth in the pricing supplement to which this free writing prospectus relates. See “Risk Factors—The estimated initial value of the securities, which will be determined by us on the pricing date, will be less than the price to public and may differ from the market value of the securities in the secondary market, if any.”
CUSIP / ISIN:	40434G593 / US40434G5936
Listing:	The securities will not be listed on any securities exchange.
Agent:	HSBC Securities (USA) Inc., an affiliate of HSBC. See “Additional Information About the Trigger Jump Securities—Additional Provisions—Supplemental plan of distribution (conflicts of interest).”

Commissions and issue price:	Price to public	Fees and commissions(1)(2)	Proceeds to issuer
Per security	$10.00	$0.20	$9.75
		$0.05
Total	$	$	$

(1) HSBC Securities (USA) Inc., acting as agent for HSBC, will receive a fee of $0.25 per $10 stated principal amount and will pay Morgan Stanley Wealth Management a fixed sales commission of $0.20 for each security they sell. See “Additional Information About the Trigger Jump Securities—Additional Provisions—Supplemental plan of distribution (conflicts of interest)” on page 10 below.
(2) Of the amount per $10 stated principal amount received by HSBC Securities (USA) Inc., acting as agent for HSBC, HSBC Securities (USA) Inc. will pay Morgan Stanley Wealth Management a structuring fee of $0.05 for each security.

* The pricing date, original issue date and the other dates set forth above are subject to change, and will be set forth in the pricing supplement relating to the securities.

The estimated initial value of the securities on the pricing date is expected to be between $9.25 and $9.75 per security, which will be less than the price to public. The market value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated initial value” above and “Risk Factors” beginning on page 4 of this document for additional information.

An investment in the securities involves certain risks. See “Risk Factors” beginning on page 4 of this free writing prospectus, page S-1 of the Stock-Linked Underlying Supplement and page S-1 of the prospectus supplement.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved the securities, or determined that this free writing prospectus or the accompanying Stock-Linked Underlying Supplement, prospectus supplement or prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and a Stock-Linked Underlying Supplement) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and Stock-Linked Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Stock-Linked Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You should read this document together with the related Stock-Linked Underlying Supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

The Stock-Linked Underlying Supplement dated March 5, 2015 at:

http://www.sec.gov/Archives/edgar/data/83246/000114420415014323/v403651_424b2.htm

The prospectus supplement dated March 5, 2015 at: http://www.sec.gov/Archives/edgar/data/83246/000114420415014311/v403645_424b2.htm

The prospectus dated March 5, 2015 at: http://www.sec.gov/Archives/edgar/data/83246/000119312515078931/d884345d424b3.htm

The securities are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction, and involve investment risks including possible loss of the stated principal amount invested due to the credit risk of HSBC.

Trigger Jump Securities Based on the Performance of the Common Stock of Apple Inc., due April 21, 2017

Principal at Risk Securities

Investment Summary

Trigger Jump Securities

Principal at Risk Securities

The Trigger Jump Securities Based on the Performance of the Common Stock of Apple Inc., due April 21, 2017 (the “securities”) can be used:

▪	As an alternative to direct exposure to the reference stock that provides a fixed positive return of at least 31.50% if the reference stock have appreciated at all as of the valuation date.

▪	To enhance returns and potentially outperform the reference stock in a moderately bullish scenario.

▪	To obtain limited protection against the loss of principal if the final share price is less than the initial share price, but only so long as the final share price is greater or equal to the trigger price.

The securities are exposed on a 1 to 1 basis to any percentage decline of the final share price from the initial share price if the final share price is less than the trigger price. Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	Approximately two years
Upside payment:	At least $3.15 per security (at least 31.50% of the stated principal amount). The actual upside payment will be determined on the pricing date.
Trigger price:	90% of the initial share price
Interest:	None
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the securities.

Key Investment Rationale

This approximately two-year investment does not pay interest, but offers a fixed positive return of at least 31.50% (to be determined on the pricing date) if the final share price on the valuation date is greater than or equal to the initial share price. The actual upside payment will be determined on the pricing date. If the final share price is less than the initial share price, but greater than or equal to the trigger price, you will receive the stated principal amount of the securities. However, if the final share price is less than the trigger price, the payment at maturity will be less than $9 per $10 in stated principal amount of the securities, and could be zero. Accordingly, investors may lose their entire initial investment in the securities.

Upside Scenario	The final share price is greater than or equal to the initial share price. In this scenario, we will pay at least $13.15 per security (at least 131.50% of the stated principal amount), as determined on the pricing date. Accordingly, even if the final share price is significantly greater than the initial share price, your return at maturity will not exceed the return represented by the upside payment, and your return may be less than if you invested in the reference stock directly.
Par Scenario

The final share price is less than the initial share price but greater than or equal to the trigger price.  In this scenario, the payment at maturity for each security will be equal to the stated principal amount of $10 per security.

Downside Scenario	The final share price is less than the trigger price. In this scenario, we will pay less than the stated principal amount of $10 per security by an amount proportionate to the decrease in the price of the reference stock from the initial share price (e.g., a 40% depreciation in the reference stock will result in the payment at maturity of $6 per security). There is no minimum payment at maturity.

April 2015	Page 2

Trigger Jump Securities Based on the Performance of the Common Stock of Apple Inc., due April 21, 2017

Principal at Risk Securities

How the Trigger Jump Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the securities for a range of hypothetical percentage changes in the reference stock. The diagram assumes the following:

Stated principal amount:	$10 per security
Hypothetical upside payment:	$3.15 per security (31.50% of the stated principal amount). The actual upside payment will be at least $3.15 per security (at least 31.50% of the stated principal amount) and will be determined on the pricing date.
Trigger price:	90% of the initial share price
Minimum payment at maturity:	None

Trigger Jump Securities Payoff Diagram

How it works

▪	Upside Scenario: If the final share price is greater than or equal to the initial share price, the payment at maturity on the securities is greater than the stated principal amount of $10 per security, but in all cases is equal to and will not exceed the stated principal amount of $10 per security plus the hypothetical upside payment of $3.15 per security. Under the hypothetical terms of the securities, an investor would receive the payment at maturity of $13.15 per security at any final share price greater than or equal to the initial share price. The actual upside payment will be determined on the pricing date.

▪	Par Scenario: If the final share price is less than the initial share price but greater than or equal to the trigger price, an investor would receive the stated principal amount of $10 per security at maturity.

▪	Downside Scenario: If the final share price is less than the trigger price, the payment at maturity will be less than the stated principal amount of $10 per security by an amount that is proportionate to the percentage decrease in the final share price from the initial share price. For example, if the reference stock have decreased by 25%, the payment at maturity would be $7.50 per security (75% of the stated principal amount). There is no minimum payment at maturity on the securities, and you could lose your entire investment.

April 2015	Page 3

Trigger Jump Securities Based on the Performance of the Common Stock of Apple Inc., due April 21, 2017

Principal at Risk Securities

Risk Factors

We urge you to read the section “Risk Factors” on page S-1 in the accompanying prospectus supplement and on page S-1 of the Stock-Linked Underlying Supplement. Investing in the securities is not equivalent to investing directly in the reference stock. You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying Stock-Linked Underlying Supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and Stock-Linked Underlying Supplement, including the explanation of risks relating to the securities described in the following section:

“— Risks Relating to All Note Issuances” in the prospectus supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

▪	The securities do not pay interest or guarantee any return of principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee payment of the principal amount at maturity. At maturity, you will receive for each $10 stated principal amount of securities that you hold, an amount in cash based on the final share price. If the final share price is less than the trigger price, you will receive for each security that you hold a payment at maturity that is less than the stated principal amount of each security by an amount proportionate to the decrease in the closing price of the reference asset, and in this scenario, you will lose a significant portion or all of your investment. You may lose up to 100% of the stated principal amount of the securities.

▪	The appreciation potential of the securities is fixed and limited. If the final share price is greater than or equal to the initial share price, the appreciation potential of the securities is limited to the fixed upside payment of at least $3.15 per security (at least 31.50% of the stated principal amount), to be determined on the pricing date, even if the final share price is significantly greater than the initial share price. See “How the Trigger Jump Securities Work” above.

▪	Credit risk of HSBC USA Inc. The securities are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the securities depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities and could lose your entire investment.

▪	Single stock risk. The price of the reference stock can rise or fall sharply due to factors specific to the reference stock and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and prices, interest rates and economic and political conditions.

▪	The market price will be influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which HSBC Securities (USA) Inc. may be willing to purchase or sell the securities in the secondary market, including: the trading price, volatility (frequency and magnitude of changes in value), and dividend yield of the reference stock, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the reference stock and which may affect the final share price of the reference stock, the occurrence of certain events affecting the reference stock that may or may not require an adjustment to the final share price and any actual or anticipated changes in our credit ratings or credit spreads. The price of the reference stock may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. You may receive less, and possibly significantly less, than the stated principal amount per security if you sell your securities prior to maturity.

▪	As a holder of the securities, you will not have any ownership interest or rights in the reference stock. As a holder of the securities, you will not have any ownership interest or rights in the reference stock, such as voting rights, dividend payments or other distributions. In addition, Apple Inc. will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the price of the reference stock and the securities.

April 2015	Page 4

Trigger Jump Securities Based on the Performance of the Common Stock of Apple Inc., due April 21, 2017

Principal at Risk Securities

▪	No affiliation with Apple Inc. We are not affiliated with Apple Inc. We have not made any independent investigation of the adequacy or completeness of the information about Apple Inc. contained in this free writing prospectus. You should make your own investigation into the reference stock and Apple Inc. We are not responsible for Apple Inc.’s public disclosure of information, whether contained in SEC filings or otherwise.

▪	There is limited anti-dilution protection. For certain events affecting the reference stock, such as stock splits or extraordinary dividends, the calculation agent may make adjustments to the amount payable at maturity. However, the calculation agent is not required to make an adjustment for every corporate action which affects the shares of the reference stock. If an event occurs that does not require the calculation agent to adjust the amount payable at maturity, the market price of the securities may be materially and adversely affected.

▪	The amount payable on the securities is not linked to the price of the reference stock at any time other than the valuation date. The final share price will be based on the closing price of the reference stock on the valuation date, subject to adjustment for non-trading days and certain market disruption events. Even if the price of the reference stock increases prior to the valuation date but then decreases on the valuation date to below the trigger price, the payment at maturity will be less, and may be significantly less, than it would have been had the payment at maturity been linked to the price of the reference stock prior to that decrease. Although the actual price of the reference stock on the stated maturity date or at other times during the term of the securities may be higher than the final share price, the payment at maturity will be based solely on the closing price of the reference stock on the valuation date.

▪	The estimated initial value of the securities, which will be determined by us on the pricing date, will be less than the price to public and may differ from the market value of the securities in the secondary market, if any. The estimated initial value of the securities will be calculated by us on the pricing date and will be less than the price to public. The estimated initial value will reflect our internal funding rate, which is the borrowing rate we pay to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the securities. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the estimated initial value of the securities may be lower if it were based on the levels at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the securities to be more favorable to you. We will determine the value of the embedded derivatives in the securities by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the securities that are different from our estimated initial value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market (if any exists) at any time.

▪	If HSBC Securities (USA) Inc. were to repurchase your securities immediately after the original issue date, the price you receive may be higher than the estimated initial value of the securities. Assuming that all relevant factors remain constant after the original issue date, the price at which HSBC Securities (USA) Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed the estimated initial value on the pricing date for a temporary period expected to be approximately 12 months after the original issue date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the original issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

▪	The price of your securities in the secondary market, if any, immediately after the pricing date will be less than the price to public. The price to public takes into account certain costs. These costs include the underwriting discount, our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the securities and the costs associated with structuring and hedging our obligations under the securities. These costs, except for the underwriting discount, will be used or retained by us or one of our affiliates. If you were to sell your

April 2015	Page 5

Trigger Jump Securities Based on the Performance of the Common Stock of Apple Inc., due April 21, 2017

Principal at Risk Securities

securities in the secondary market, if any, the price you would receive for your securities may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your securities in the secondary market, if any, at any time after issuance will vary based on many factors, including the price of the reference stock and changes in market conditions, and cannot be predicted with accuracy. The securities are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the securities to maturity. Any sale of the securities prior to maturity could result in a loss to you.

▪	Hedging and trading activity by our affiliates could adversely affect the value of the securities. One or more of our affiliates expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the reference stock), including trading in the reference stock. Some of our affiliates also trade the reference stock and other financial instruments related to the reference stock on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price and, as a result, could increase the level at which the reference stock must close so that an investor does not suffer a loss on the investor’s initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the price of the reference stock on the valuation date and, accordingly, the payout to you at maturity.

▪	The calculation agent, which is HSBC or one of its affiliates, will make determinations with respect to the securities. As calculation agent, HSBC or one of its affiliates will determine the initial share price, the trigger price, the final share price, whether a market disruption event has occurred, whether to make any adjustments to the final share price and the payment that you will receive at maturity, if any. Determinations made by HSBC or one of its affiliates in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may adversely affect the payout to you at maturity.

▪	The securities are not insured or guaranteed by any governmental agency of the United States or any other jurisdiction. The securities are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full amount due on the securities.

▪	In some circumstances, the payment you receive on the securities may be based on the shares of another company and not Apple Inc. Following certain corporate events relating to the issuer of reference stock where such issuer is not the surviving entity, the amount of cash or stock you receive at maturity may be based on the stock of a successor or any cash or any other assets distributed to holders in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the securities.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. For a discussion of certain of the U.S. federal income tax consequences of your investment in the securities, please see the discussion under “Tax considerations” herein, and the discussion under “Additional Information About the Trigger Jump Securities—Additional Provisions—Tax Considerations” in the accompanying prospectus supplement.

April 2015	Page 6

Trigger Jump Securities Based on the Performance of the Common Stock of Apple Inc., due April 21, 2017

Principal at Risk Securities

Information about the Reference Stock

Apple Inc.

Apple Inc. has stated in its filings with the SEC that it designs, manufactures, and markets personal computers and related personal computing and mobile communication devices along with a variety of related software, services, peripherals and networking solutions. The company sells its products through its online stores, its retail stores, its direct sales force, third-party wholesalers and resellers. Information filed by AAPL with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) can be located by reference to its SEC file number: 000-10030 or its CIK Code: 320193. In addition, information regarding Apple Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on April 2, 2015:

Bloomberg Ticker Symbol:	AAPL	52 Week High (on 2/23/2015):	$133.00

Current Share Price:	$125.32	52 Week Low (on 4/15/2014):	$73.99

52 Weeks Ago:	$77.39

This document relates only to the securities offered hereby and does not relate to the reference stock or other securities of Apple Inc. We have derived all disclosures contained in this document regarding Apple Inc. stock from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Apple Inc. Neither we nor the agent has made any independent investigation as to the accuracy or completeness of such publicly available documents or any other publicly available information regarding Apple Inc. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the reference stock (and therefore the price of the reference stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Apple Inc. could affect the amount received at maturity with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the future performance of the reference stock.

April 2015	Page 7

Trigger Jump Securities Based on the Performance of the Common Stock of Apple Inc., due April 21, 2017

Principal at Risk Securities

Historical Information

The table below sets forth the published high and low prices of the reference stock for each quarter in the period from January 1, 2008 through April 2, 2015. The associated graph shows the closing prices of the reference stock for each day in the same period. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical performance of the reference stock should not be taken as an indication of their future performance, and no assurance can be given as to the price of the reference stock at any time, including on the determination dates.

Common Stock of Apple Inc. CUSIP: 037833100	High (Intraday)	Low (Intraday)	Period End (Closing)
2008
First Quarter	$28.60	$16.49	$20.50
Second Quarter	$27.46	$20.65	$23.92
Third Quarter	$25.84	$14.37	$16.24
Fourth Quarter	$16.63	$11.31	$12.19
2009
First Quarter	$15.70	$11.17	$15.02
Second Quarter	$20.91	$14.84	$20.35
Third Quarter	$26.98	$19.20	$26.48
Fourth Quarter	$30.56	$25.82	$30.12
2010
First Quarter	$33.93	$27.18	$33.56
Second Quarter	$39.86	$28.48	$35.93
Third Quarter	$42.10	$33.65	$40.54
Fourth Quarter	$46.66	$39.68	$46.08
2011
First Quarter	$52.13	$46.41	$49.78
Second Quarter	$50.71	$44.38	$47.95
Third Quarter	$60.41	$47.75	$54.45
Fourth Quarter	$60.96	$50.61	$57.86
2012
First Quarter	$88.77	$58.43	$85.64
Second Quarter	$92.00	$75.53	$83.43
Third Quarter	$100.72	$81.43	$95.32
Fourth Quarter	$96.68	$71.61	$76.15
2013
First Quarter	$79.29	$59.86	$63.23
Second Quarter	$66.53	$55.01	$56.58
Third Quarter	$73.39	$57.32	$68.11
Fourth Quarter	$82.16	$68.33	$80.16
2014
First Quarter	$80.02	$70.51	$76.68
Second Quarter	$95.05	$73.05	$92.93
Third Quarter	$103.74	$92.57	$100.75
Fourth Quarter	$119.75	$95.18	$110.38
2015
First Quarter	$133.60	$104.64	$124.43
Second Quarter (through April 2, 2015)	$126.49	$123.10	$125.32

Apple Inc. – Daily Closing Prices January 1, 2008 to April 2, 2015

April 2015	Page 8

Trigger Jump Securities Based on the Performance of the Common Stock of Apple Inc., due April 21, 2017

Principal at Risk Securities

Additional Information About the Trigger Jump Securities

Please read this information in conjunction with the other terms set forth in this document.

Additional Provisions
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	40434G593
ISIN:	US40434G5936
Minimum ticketing size:	$1,000/100 securities
Tax considerations:

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, the securities could be treated as pre-paid executory contracts with respect to the reference asset. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Morrison & Foerster LLP, it is reasonable to treat the securities as pre-paid executory contracts with respect to the reference asset. Pursuant to this approach, we do not intend to report any income or gain with respect to the securities prior to maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the securities for more than one year at such time for U.S. federal income tax purposes.

In Notice 2008-2, the Internal Revenue Service and the U.S. Treasury Department requested comments as to whether the purchaser of certain securities (which may include the securities) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a security or contract should be ordinary or capital, and whether foreign holders should be subject to withholding tax on any deemed income accrual. Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder (as defined in the accompanying prospectus supplement) of a security is required to accrue income in respect of the security prior to the receipt of payments under the security or its earlier sale or exchange. Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of a security as ordinary income (including gain on a sale or exchange). Finally, it is possible that a non-U.S. holder (as defined in the accompanying prospectus supplement) of a security could be subject to U.S. withholding tax in respect of a security. It is unclear whether any regulations or other guidance would apply to the securities (possibly on a retroactive basis). Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the securities.

We will not attempt to ascertain whether the issuer of the reference asset would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If the issuer of the reference asset were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the issuer of the reference asset and consult your tax advisor regarding the possible consequences to you if the issuer of the reference asset is or becomes a PFIC or a USRPHC.

For a further discussion of U.S. federal income tax consequences related to the securities, see the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

Calculation agent:	HSBC USA Inc., or one of its affiliates.
Events of default and acceleration:

If the securities have become immediately due and payable following an event of default (as defined in the accompanying prospectus) with respect to the securities, the calculation agent will determine the accelerated payment due and payable at maturity in the same general manner as described in “Payment at maturity” in this free writing prospectus. In that case, the scheduled trading day preceding the date of acceleration will be used as the valuation date for purposes of determining the final share price. If a market disruption event exists with respect to the reference stock on that scheduled trading day, then the accelerated valuation date for the reference stock will be postponed for up to five scheduled trading days (in the same manner used for postponing the originally scheduled valuation date). The accelerated maturity date will then be the third business

April 2015	Page 9

Trigger Jump Securities Based on the Performance of the Common Stock of Apple Inc., due April 21, 2017

Principal at Risk Securities

day following the postponed accelerated valuation date.

If the securities have become immediately due and payable following an event of default, you will not be entitled to any additional payments with respect to the securities. For more information, see “Description of Debt Securities—Senior Debt Securities—Events of Default” in the prospectus.

Supplemental plan of distribution (conflicts of interest):

Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the securities from HSBC for distribution to Morgan Stanley Wealth Management. HSBC Securities (USA) Inc. will act as agent for the securities and will receive a fee of $0.25 per $10 stated principal amount and will pay Morgan Stanley Wealth Management a fixed sales commission of $0.20 for each security they sell. Of the $0.25 per $10 stated principal amount received by HSBC Securities (USA) Inc., acting as agent for HSBC, HSBC Securities (USA) Inc. will pay Morgan Stanley Wealth Management a structuring fee of $0.05 for each security.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution” on page S-59 in the prospectus supplement.

Where you can find more information:

This free writing prospectus relates to an offering of securities linked to the reference stock. The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. We reserve the right to withdraw, cancel or modify this offering and to reject orders in whole or in part. Although the offering of the securities relates to the reference stock, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the reference stock or any security comprising the reference stock or as to the suitability of an investment in the securities.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and Stock-Linked Underlying Supplement) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and Stock-Linked Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Stock-Linked Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You should read this document together with the prospectus dated March 5, 2015, the prospectus supplement dated March 5, 2015 and the Stock-Linked Underlying Supplement dated March 5, 2015. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus, or Stock-Linked Underlying Supplement, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, on page S-1 of the accompanying Stock-Linked Underlying Supplement and page S-1 of the accompanying prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

You may access these documents on the SEC web site at www.sec.gov as follows:

The Stock-Linked Underlying Supplement at:

http://www.sec.gov/Archives/edgar/data/83246/000114420415014323/v403651_424b2.htm

The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420415014311/v403645_424b2.htm

The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000119312515078931/d884345d424b3.htm

This document provides a summary of the terms and conditions of the securities. We encourage you to read the accompanying Stock-Linked Underlying Supplement, prospectus supplement and prospectus for this offering, which can be accessed via the hyperlinks above.

April 2015	Page 10